Repayment Agreement

Lender: [____]

Borrower: [____]

The Borrower [______] is the shareholder of  Trunkbow Technologies (Shenzhen ) Co., Ltd. with [__]% of shares. Due to the large expenditure that is needed for regular operations and for public offering and listing process, [______] borrowed from the company in order to facilitate and fasten the payment.

1.	Accounting date for the loan: [_______]

2.	Amount borrowed: [__________]

3.	Repayment schedule: within [__] months

4.	Repayment method: by cash or any vouchers of expenditure

Lender:

Signature:  ____________________

Date: [__________]

Borrower: __________________

Signature:  ____________________

Date: [__________]